UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011 (June 10, 2011)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3911 SORRENTO VALLEY BOULEVARD
	SAN DIEGO, CALIFORNIA	92121
	(Address of Principal Executive Offices)	(Zip Code)
(858) 558-2871
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)

The ACADIA Pharmaceuticals Inc. (“Registrant”) 2011 Annual Meeting of Stockholders was held on June 10, 2011.

(b)

The election of three nominees to serve as Class I directors on Registrant’s board of directors until the 2014 Annual Meeting of Stockholders was carried out at the 2011 Annual Meeting of Stockholders. The following three Class I directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Michael Borer	20,887,320	65,490	18,160,740
Mary Ann Gray	20,886,886	65,924	18,160,740
Lester Kaplan	20,838,254	114,556	18,160,740

In addition to the election of three Class I directors, (i) the ratification of the appointment of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and (ii) the approval of an amendment to the Registrant’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 were submitted to stockholders for approval. The appointment of PricewaterhouseCoopers was ratified and approved by the following vote: 38,812,450 votes for and 206,288 votes against, with 94,812 votes abstaining. Stockholders also approved the proposed amendment to the Registrant’s Amended and Restated Certificate of Incorporation by the following vote: 33,224,566 votes for and 5,509,132 votes against, with 379,852 votes abstaining.

Each of the foregoing voting results from the 2011 Annual Meeting of Stockholders is final.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

By:   /s/ Glenn F. Baity

Date:  June 14, 2011

Glenn F. Baity

Vice President, General Counsel, and Secretary

3.